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                                                                     EXHBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-60997 and 333-61007) of Hastings Entertainment, Inc. of our report dated March 22, 2002, with respect to the consolidated financial statements and schedules of Hastings Entertainment, Inc. as of January 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, included in the Annual Report (Form 10-K) for the year ended January 31, 2002.



                                           /s/ Ernst & Young LLP

Fort Worth, Texas
April 8, 2002